Exhibit T3B.154A

ASSIGNMENT OF PARTNERSHIP INTEREST

PARKDALE CROSSING LIMITED PARTNERSHIP

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Parkdale Crossing Limited Partnership, a Texas limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Agreement of Limited Partnership of Parkdale Crossing Limited Partnership dated January 22, 2002, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a Partner of the Partnership, (b) Assignor will cease to be a Partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a Partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

SCHEDULE A

99.9% limited partnership interest in Parkdale Crossing Limited Partnership

SECOND AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF

PARKDALE CROSSING LIMITED PARTNERSHIP

This Second Amendment to Agreement of Limited Partnership of Parkdale Crossing Limited Partnership (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“HoldCo II”) and CBL/Parkdale Crossing GP, LLC, a Delaware limited liability company (“Parkdale GP”) (HoldCo II and Parkdale GP are herein collectively referred to as the “Partners”).

WITNESSETH:

WHEREAS, Parkdale Crossing Limited Partnership, a Texas limited partnership (the “Partnership”) is governed by that certain Agreement of Limited Partnership dated as of January 22, 2002, as amended by that certain First Amendment to Agreement of Limited Partnership dated September 11, 2003, including amendments, modifications or supplements thereto (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership, has assigned its 99.9% limited partnership interest in the Partnership to HoldCo II pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, the Partners desire to amend and modify the Agreement (i) to reflect the Assignment, including recording HoldCo II as a limited partner of the Partnership on the books and records of Parkdale Crossing Limited Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Partners do hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partner” shall be the Partners shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

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Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

HOLDCO II:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

CBL/GP:

CBL/GP VI, INC., a Tennessee corporation

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

EXHIBIT “B”

To Second Amendment To Agreement of Limited Partnership Of

Parkdale Crossing Limited Partnership

Partners

Name, Address	Percentage Share of Profits or Other by Way of Income	Initial Capital Contributions
General Partner: CBL/Parkdale Crossing GP, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	0.1%	$1.00
Limited Partner: CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99.9%	$999.00

Totals	100%	$1,000.00